Exhibit 99.1

For more information contact Media:
Leticia Lowe Phone 713.207.7702 Investors:
Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 Of 5
CENTERPOINT ENERGY REPORTS FIRST QUARTER 2011 EARNINGS
Houston, TX — May 5, 2011 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $148 million, or $0.35 per diluted share, for the first quarter of 2011 compared to $114 million, or $0.29 per diluted share, for the same period of 2010. Operating income for the first quarter of 2011 was $364 million compared to $357 million for the same period of 2010.
“This was a good quarter for our company,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “We received a favorable decision from the Texas Supreme Court in our true-up case. Our regulated electric and natural gas utilities and our interstate pipelines performed well, and our field services unit continues to realize growth from the investments we have made in the Haynesville shale. I remain optimistic about future investment opportunities in our businesses.”
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $101 million for the first quarter of 2011, consisting of $68 million from the regulated electric transmission & distribution utility operations (TDU) and $33 million related to securitization bonds. Operating income for the first quarter of 2010 was $107 million, consisting of $71 million from the TDU and $36 million related to securitization bonds. Operating income for the TDU benefited from growth of over 29,000 metered customers since March 2010, which was more than offset by higher operation and maintenance expenses primarily associated with system reliability programs.
Natural Gas Distribution
The natural gas distribution segment reported operating income of $142 million for the first quarter of 2011 compared to $139 million for the same period of 2010. The increase in operating income resulted primarily from lower bad debt expense, partially offset by increases in other operating expenses. Reduced throughput as a result of milder weather was mitigated by weather hedges, weather normalization adjustment mechanisms and increased throughput to large volume customers.
Interstate Pipelines
The interstate pipelines segment reported operating income of $76 million for the first quarter of 2011 compared to $72 million for the same period of 2010. Higher revenues from firm contracts associated with Phase IV of the Carthage to Perryville pipeline and new power plant transportation contracts were partially offset by reduced revenues from ancillary services. Operation and maintenance expenses were lower primarily due to an insurance settlement.

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For Immediate Release	Page 2 Of 5
In addition to operating income, this segment recorded equity income of $4 million for the first quarter of 2011 from its 50 percent interest in the Southeast Supply Header (SESH) compared to equity income of $3 million for the same period of 2010.
Field Services
The field services segment reported operating income of $36 million for the first quarter of 2011 compared to $23 million for the same period of 2010. Revenue growth from higher gathering volumes, primarily associated with projects in the Haynesville shale, was partially offset by increased operation and maintenance expenses primarily related to facility expansions.
In addition to operating income, this business had equity income of $2 million in each of the first quarters of 2011 and 2010 from its 50 percent interest in a gathering and processing joint venture (Waskom).
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported operating income of $10 million for the first quarter of 2011 compared to $15 million for the same period of 2010. Operating income for the first quarter of 2011 included charges of $2 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins, compared to gains of $3 million for the same period of 2010.
True-up Decision
On March 18, 2011, the Texas Supreme Court issued its decision in the company’s true-up case, the proceeding in which the Texas Public Utility Commission (PUC) determined the amount of stranded costs and other amounts due to the company as a result of the restructuring of the Texas electric industry in 1999. The Supreme Court’s decision remains subject to motions for rehearing and must be implemented through a remand to the PUC. Based on the Court’s decision, the company plans to seek a Financing Order from the PUC to authorize securitization of approximately $1.85 billion, which includes interest through September 30, 2011.
Dividend Declaration
On April 21, 2011, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.1975 per share of common stock payable on June 10, 2011, to shareholders of record as of the close of business on May 16, 2011.

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Leticia Lowe Phone 713.207.7702 Investors:
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For Immediate Release	Page 3 Of 5
Outlook Reaffirmed for 2011
CenterPoint Energy reaffirmed its 2011 earnings guidance of $1.04 to $1.14 per diluted share. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to income from the change in value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business. It also does not reflect the recording of the Texas Supreme Court’s decision in the TDU’s true-up appeal. For the impact of these factors on the company’s earnings for the three months ended March 31, 2011, see the attached reconciliation.
Filing of Form 10-Q for CenterPoint Energy, Inc.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2011. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
Webcast of Earnings Conference Call
CenterPoint Energy’s management will host an earnings conference call on Thursday, May 5, 2011, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website, under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $19 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.

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Leticia Lowe Phone 713.207.7702 Investors:
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For Immediate Release	Page 4 Of 5
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2011 and future financial performance and results of operations, the expected request for future recovery as a result of the Texas Supreme Court’s true-up decision, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) the resolution of the true-up proceedings, including, the outcome of requests to the Texas Supreme Court for rehearing, future actions by the Public Utility Commission of Texas in response to the decisions by the Texas Supreme Court and the Texas Third Court of Appeals, and any further appeals thereof; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) other state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline safety, health care reform, financial reform and tax legislation; (4) timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures, and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials; (9) the timing and extent of changes in the supply of natural gas, including supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines; (10) weather variations and other natural phenomena; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation brought by or against CenterPoint Energy; (22) CenterPoint Energy’s ability to control costs; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (25) acquisition and merger activities; and (26) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and Form 10-Q for the quarter ended March 31, 2011, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Marianne Paulsen
Phone 713.207.6500

For Immediate Release	Page 5 of 5
CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2011 annual earnings guidance

	Quarter Ended
	March 31, 2011
	Net Income	EPS
	(in millions)
As reported	$148	$0.35
Timing effects impacting CES(1):
Mark-to-market (gains) losses — natural gas derivative contracts	1	0.00
Natural gas inventory write-downs	—	—
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(21)	(0.05)
Indexed debt securities	15	0.04

Per the basis used in providing 2011 annual earnings guidance	$143	$0.34

(1) Competitive natural gas sales and services
(2) Time Warner Inc., Time Warner Cable Inc. and AOL Inc.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2010	2011
Revenues:
Electric Transmission & Distribution	$482	$489
Natural Gas Distribution	1,537	1,212
Competitive Natural Gas Sales and Services	852	706
Interstate Pipelines	138	147
Field Services	68	90
Other Operations	3	3
Eliminations	(57)	(60)

Total	3,023	2,587

Expenses:
Natural gas	1,935	1,476
Operation and maintenance	414	439
Depreciation and amortization	200	201
Taxes other than income taxes	117	107

Total	2,666	2,223

Operating Income	357	364

Other Income (Expense) :
Gain on marketable securities	38	32
Loss on indexed debt securities	(27)	(23)
Interest and other finance charges	(122)	(116)
Interest on transition and system restoration bonds	(36)	(33)
Equity in earnings of unconsolidated affiliates	5	6
Other — net	1	5

Total	(141)	(129)

Income Before Income Taxes	216	235

Income Tax Expense	102	87

Net Income	$114	$148

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended
	March 31,
	2010	2011
Basic Earnings Per Common Share	$0.29	$0.35

Diluted Earnings Per Common Share	$0.29	$0.35

Dividends Declared per Common Share	$0.1950	$0.1975

Weighted Average Common Shares Outstanding (000):
- Basic	392,855	425,018
- Diluted	395,078	427,415

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$71	$68
Transition and System Restoration Bond Companies	36	33

Total Electric Transmission & Distribution	107	101
Natural Gas Distribution	139	142
Competitive Natural Gas Sales and Services	15	10
Interstate Pipelines	72	76
Field Services	23	36
Other Operations	1	(1)

Total	$357	$364

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended
	March 31,		% Diff
	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$386	$400	4%
Transition and system restoration bond companies	96	89	(7%)

Total	482	489	1%

Expenses:
Operation and maintenance	190	208	(9%)
Depreciation and amortization	73	71	3%
Taxes other than income taxes	52	53	(2%)
Transition and system restoration bond companies	60	56	7%

Total	375	388	(3%)

Operating Income	$107	$101	(6%)

Operating Income:
Electric transmission and distribution operations	$71	$68	(4%)
Transition and system restoration bond companies	36	33	(8%)

Total Segment Operating Income	$107	$101	(6%)

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	5,172,997	4,871,253	(6%)
Total	16,436,310	16,767,968	2%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	20%	151%	131%
Heating degree days	163%	109%	(54%)

Number of metered customers — end of period:
Residential	1,858,403	1,885,691	1%
Total	2,104,786	2,134,285	1%

	Natural Gas Distribution
	Quarter Ended
	March 31,		% Diff
	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$1,537	$1,212	(21%)

Expenses:
Natural gas	1,139	818	28%
Operation and maintenance	167	168	(1%)
Depreciation and amortization	40	42	(5%)
Taxes other than income taxes	52	42	19%

Total	1,398	1,070	23%

Operating Income	$139	$142	2%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	96	90	(6%)
Commercial and Industrial	87	88	1%

Total Throughput	183	178	(3%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	117%	108%	(9%)

Number of customers — end of period:
Residential	3,012,856	3,029,079	1%
Commercial and Industrial	246,676	246,987	—

Total	3,259,532	3,276,066	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended
	March 31,		% Diff
	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$852	$706	(17%)

Expenses:
Natural gas	826	685	17%
Operation and maintenance	9	10	(11%)
Depreciation and amortization	1	1	—
Taxes other than income taxes	1	—	100%

Total	837	696	17%

Operating Income	$15	$10	(33%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	141	155	10%

Number of customers — end of period	11,369	11,942	5%

	Interstate Pipelines
	Quarter Ended
	March 31,		% Diff
	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$138	$147	7%

Expenses:
Natural gas	10	18	(80%)
Operation and maintenance	35	31	11%
Depreciation and amortization	13	13	—
Taxes other than income taxes	8	9	(13%)

Total	66	71	(8%)

Operating Income	$72	$76	6%

Pipelines Operating Data:
Throughput data in BCF
Transportation	438	461	5%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended
	March 31,		% Diff
	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$68	$90	32%

Expenses:
Natural gas	16	15	6%
Operation and maintenance	21	29	(38%)
Depreciation and amortization	6	9	(50%)
Taxes other than income taxes	2	1	50%

Total	45	54	(20%)

Operating Income	$23	$36	57%

Field Services Operating Data:
Throughput data in BCF
Gathering	128	183	43%

	Other Operations
	Quarter Ended
	March 31,		% Diff
	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—
Expenses	2	4	(100%)

Operating Income	$1	$(1)	(200%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2010	2011
Capital Expenditures by Segment
Electric Transmission & Distribution	$95	$106
Natural Gas Distribution	29	51
Competitive Natural Gas Sales and Services	—	—
Interstate Pipelines	8	18
Field Services	121	69
Other Operations	4	9

Total	$257	$253

(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2010	2011
Interest Expense Detail
Amortization of Deferred Financing Cost	$7	$7
Capitalization of Interest Cost	(1)	(2)
Transition and System Restoration Bond Interest Expense	36	33
Other Interest Expense	116	111

Total Interest Expense	$158	$149

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	March 31,
	2010	2011
ASSETS
Current Assets:
Cash and cash equivalents	$199	$95
Other current assets	2,383	1,919

Total current assets	2,582	2,014

Property, Plant and Equipment, net	11,732	11,857

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,446	3,385
Other non-current assets	655	642

Total other assets	5,797	5,723

Total Assets	$20,111	$19,594

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$53	$—
Current portion of transition and system restoration bonds long-term debt	283	294
Current portion of indexed debt	126	127
Current portion of other long-term debt	19	—
Other current liabilities	2,139	1,780

Total current liabilities	2,620	2,201

Other Liabilities:
Accumulated deferred income taxes, net	2,934	2,998
Regulatory liabilities	989	1,015
Other non-current liabilities	1,369	1,382

Total other liabilities	5,292	5,395

Long-term Debt:
Transition and system restoration bonds	2,522	2,371
Other	6,479	6,361

Total long-term debt	9,001	8,732

Shareholders’ Equity	3,198	3,266

Total Liabilities and Shareholders’ Equity	$20,111	$19,594

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Three Months Ended March 31,
	2010	2011
Cash Flows from Operating Activities:
Net income	$114	$148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	207	208
Deferred income taxes	(34)	80
Changes in net regulatory assets	19	17
Changes in other assets and liabilities	127	173
Other, net	2	1

Net Cash Provided by Operating Activities	435	627

Net Cash Used in Investing Activities	(303)	(308)

Net Cash Used in Financing Activities	(543)	(423)

Net Decrease in Cash and Cash Equivalents	(411)	(104)

Cash and Cash Equivalents at Beginning of Period	740	199

Cash and Cash Equivalents at End of Period	$329	$95

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.